Exhibit 5.1

October 15, 2025

PMGC Holdings Inc.

120 Newport Center Drive, Ste. 249

Newport Beach, CA 92660

Re: Common Stock registered under Registration Statement on Form S-1

Ladies and Gentlemen:

PMGC Holdings Inc., a Nevada corporation (the “Company”), has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), by the selling stockholder (“Selling Stockholder”) named in the prospectus (“Prospectus”) contained in the Registration Statement 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, in the aggregate, including: (i) 56,700 shares of Common Stock issued as commitment shares (“Commitment Shares”) to the Selling Stockholder under that certain Securities Purchase Agreement dated September 23, 2025 between the Company and Selling Stockholder (“Purchase Agreement”), on the closing of the issuance and sale of Secured Pre-Paid Purchase # 1 (“Initial Pre-Paid Purchase Closing”) in the principal amount of $5,000,000 (“Initial Pre-Paid Purchase”), which closing took place on September 26, 2025 (“Initial Pre-Paid Purchase Closing Date”); (ii) 10,300 shares of Common Stock issued as pre-delivery shares (“Pre-Delivery Shares”) to the Selling Stockholder on the Initial Pre-Paid Purchase Closing Date; and (iii) 4,933,000 shares of Common Stock which may be sold, from time to time, to the Selling Stockholder under the Initial Pre-Paid Purchase or any additional Pre-Paid Purchases that are outstanding from time to time (such shares, together with the Commitment Shares and the Pre-Delivery Shares are collectively referred to herein as the “Shares”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Registration Statement.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional qualifications set forth below, we advise you that, in our opinion, the Shares, when issued (i) pursuant to the terms of the Purchase Agreement, (ii) pursuant to the terms of the Initial Pre-Paid Purchase and additional Pre-Paid Purchases, will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to the Nevada Revised Statutes and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Nevada; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very Truly Yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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